SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 21, 2008 (October 21, 2008)

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Second Amended and Restated Credit Agreement. On October 20, 2008, we entered into a Third Amendment to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) among Bill Barrett Corporation as the Borrower, each of our wholly-owned subsidiaries as guarantors, each of the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The amendment reallocated certain lenders’ current commitments under the credit facility and added Barclays Bank PLC and Guaranty Bank and Trust Company as additional lenders. The current commitments under the credit facility are $592.8 million, and we have a borrowing base of $600.0 million based on our mid-year 2008 reserves, hedge position, and convertible debt outstanding.

The credit facility bears interest at the applicable London Interbank Offered Rate, or LIBOR, plus applicable margins, or an alternate base rate (“ABR”), based upon the greater of the prime rate, the federal funds effective rate plus 0.5%, or a one-month adjusted LIBOR rate plus 1%, plus applicable margins. The amendment increased the applicable margins, based on borrowing base usage, for LIBOR loans, which range from 1.25% to 2.00%, and for ABR loans, which range from 0.25% to 1.00%, and increased the commitment fee rate to 0.35% to 0.50%, based on borrowing base usage. The amendment also reduced our letter of credit commitment from $100 million to $40 million, added new defaulting lender provisions, and made changes and adjustments to certain definitions and negative covenants, including our hedging covenant, which gives us additional hedging flexibility. As of October 20, 2008, we had $174 million outstanding under the credit facility. The credit facility contains certain financial covenants. We currently are in compliance with all financial covenants for all periods.

The foregoing summary is qualified in its entirety by reference to the Third Amendment to the Second Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2008, the Company issued a press release announcing (i) the amendment of its credit facility as described in Item 1.01 above, (ii) its oil and gas hedge position, and (iii) that the Company will focus on prudently aligning its 2009 capital expenditure budget to its cash flow projections.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement dated as of October 20, 2008 among Bill Barrett Corporation, as borrower, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

October 21, 2008	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary